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                                                                Exhibit 10.37(d)

                             SUPPLEMENTAL EXECUTIVE
                              RETIREMENT AGREEMENT

                  AGREEMENT made as of the 30th day of July, 2001, between Hexcel Corporation, a Delaware corporation (the "Company"), and David E. Berges (the "Executive").

                  WHEREAS, the Executive is presently employed by the Company as Chairman and Chief Executive Officer; and

                  WHEREAS, the Company is willing to provide the Executive with certain benefits in the event of the retirement from or termination of the Executive's employment with the Company;

                  NOW, THEREFORE, in consideration of the continued employment of the Executive by the Company and the benefits to be derived by the Executive hereunder, the parties mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The following terms when used in this Agreement shall have the designated meaning, unless a different meaning is clearly required by the context.

                  1.1 ACTUARIAL EQUIVALENCE. Determinations hereunder of actuarial value, actuarial equivalence or the like shall be made by the Company's independent actuary, using the mortality and other applicable actuarial assumptions specified, from time to time, in the Hexcel Corporation Pension Plan (the "Pension Plan") or any successor plan thereto; PROVIDED, however, that for the purpose of determining any lump sum amount under this Agreement, or the amount of reduction to reflect the payment of a special benefit under Section 2.3, actuarial equivalence shall be determined using an interest rate equal to 120% of the rate published by the Pension Benefit Guaranty Corporation for purposes of plans terminating in the month in which benefit payments are to commence hereunder.

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                  1.2 AFFILIATE. Any trade or business, whether or not
incorporated, which at the time of reference (i) controls, is controlled by or is under common control with the Company within the meaning of section 414(b) or
(c) of the Code, or (ii) is, together with the Company, a member of an affiliated service group within the meaning of section 414(m) of the Code.

                  1.3 BOARD. The Board of Directors of the Company.

                  1.4 CAUSE. Cause shall have the meaning set forth in the Employ ment Agreement.

                  1.5 CHANGE IN CONTROL. Change in Control shall have the meaning set forth in the Employment Agreement.

                  1.6 CODE. The Internal Revenue Code of 1986, as amended.

                  1.7 COMPANY. Hexcel Corporation, a Delaware corporation, and its successors.

                  1.8 CONTINUOUS SERVICE. The number of full and partial calendar months of the Executive's period of continuous employment with the Company and its Affiliates. A transfer between employment with the Company and an Affiliate or between Affiliates shall not be deemed a termination of employment or otherwise interrupt the Executive's Continuous Service. Leaves of absence of not more than one year and any period during which the Executive is entitled to receive disability benefits from the Company (including medical and short-term disability benefits preceding the commencement of long-term disability benefits under the Company's long-term disability plan) shall be taken into account as Continuous Service.

                  1.9 DISABILITY. Disability shall have the meaning set forth in the Employment Agreement.

                  1.10 EMPLOYMENT AGREEMENT. The Employment Agreement between the Executive and the Company entered into as of July 30, 2001.

                  1.11 GOOD REASON. Good Reason shall have the meaning set forth in the Employment Agreement.


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                  1.12 NORMAL RETIREMENT BENEFIT. The benefit defined in Section
2.2.1 hereof.

                  1.13 NORMAL RETIREMENT DATE. The date on which the Executive attains age sixty-five (65).

                  1.14 TERMINATION OF EMPLOYMENT. References hereunder to the Executive's termination of employment, the date the Executive's employment terminates and the like, shall, except as specifically provided herein, refer to the ceasing of the Executive's employment with the Company and all Affiliates for any reason.

                                   ARTICLE II

                               RETIREMENT BENEFITS

                  2.1 IN GENERAL. The amount of the Executive's benefit shall be based on his Final Average Pay, Benefit Percentage and Vesting Percentage; the benefit otherwise payable under this Agreement's basic benefit formula shall be reduced by the amount of the Executive's Qualified Pension Benefits. The following definitions shall apply in making benefit calculations under this
Agreement:

                           2.1.1 FINAL AVERAGE PAY. The average monthly
compensation of the Executive for the highest-paid 36 months (or the Executive's entire period of employment with the Company and its Affiliates if such period is less than 36 months) of the Executive's final 60 months of Continuous Service. For this purpose (i) the Executive's "compensation" shall mean his base salary (without regard to any salary deferral pursuant to sections 125 or 401(k) of the Code or any successor provision) and all amounts earned (whether paid or payable) under all management incentive or other bonus plans in which he participates and (ii) any incentive pay or other bonus shall be deemed to have been earned ratably over the period with respect to which it is earned.

                           2.1.2 BENEFIT PERCENTAGE. With respect to each of the
first 96 months of Continuous Service, one half of one percent (1/2%); and with respect to each of the next 60 months of Continuous Service, one sixth of one percent (1/6%) .


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                           2.1.3 VESTING PERCENTAGE. 100% if the Executive has
completed at least 60 months of Continuous Service; otherwise, 0%.

                           2.1.4 QUALIFIED PENSION BENEFITS. (i) the vested
contributions made by the Company to the Hexcel Corporation 401(k) Plan or any successor plan thereto (to the extent paid), and (ii) the vested contributions made by the Company to the Hexcel Corporation 401(k) Restoration Plan or any successor plan thereto (to the extent paid), in each case, whether as a periodic payment, as a lump sum, or other wise. The aggregate of the Executive's Qualified Pension Benefits shall be expressed as a monthly amount in the form of an actuarially equivalent 50% joint and survivor annuity with 120 months of guaranteed payments starting at the date the Executive attains age 65; PROVIDED, HOWEVER, that notwithstanding anything in Section 1.1 to the contrary, for purposes of determining the amount of offset attributable to this Section 2.1.4, Company contributions (or allocations, in the case of clause (ii) above) shall be deemed to earn interest at an annual rate of 6%, compounded annually, from the date of such contribution (or allocation) until the date it is actually paid to or in respect of the Executive.

                  2.2 PAYMENT OF BENEFITS. Benefits shall be paid as follows:

                           2.2.1 NORMAL RETIREMENT. Subject to Section 2.2.7,
and except as otherwise set forth in Section 2.2.2 or 2.2.3, if the Executive's employment terminates on or after his Normal Retirement Date, the Company will pay the Executive a monthly benefit starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments. Any such payments made after the death of the Executive shall be made (i) to the Executive's designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive's estate. Such monthly benefit (the "Normal Retirement Benefit") shall be an amount equal to (A) the product of his Final Average Pay, Benefit Percentage, and his Vesting Percentage, less (B) his Qualified Pension Benefits.

                           2.2.2 TERMINATION FOLLOWING CHANGE IN CONTROL.
Subject to Section 2.2.7, upon (i) termination by the Executive of his employment for Good Reason within two years following a Change in Control, (ii) termination of the Executive's employment by the Company other than for Cause within two years following a Change in Control or (iii) a termination of the Executive's employment described in Section 8(g)(ii) of the


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Employment Agreement (whether by the Com pany or the Executive), the Company will pay the Executive, no later than the next business day following the date of such termination, by wire transfer to the Execu tive's bank account, as designated by the Executive, an amount equal to the actuarial present value of a monthly benefit starting on the first of the month after his employ ment terminates, computed under Section 2.2.1 using a Vesting Percentage of 100% and Continuous Service equal to the Executive's actual Continuous Service at the time his employment terminates plus 36 months, with such monthly benefit reduced by one quarter of one percent (1/4%) per payment for each full calendar month by which the first day of the month after his employment terminates precedes the Executive's attainment of age 65.

                           2.2.3 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON.
Subject to Section 2.2.7, and except as otherwise provided in Section 2.2.2, upon termination of the Executive's employment at any time by the Company other than for Cause or by the Executive for Good Reason, the Company will pay the Execu tive, as soon as practicable following such date of termination, an amount equal to the actuarial present value of a monthly benefit starting on the first of the month after his employment terminates, computed under Section 2.2.1 using a Vesting Percent age of 100% and Continuous Service equal to the Executive's actual Continuous Service at the time his employment terminates plus 12 months, with such monthly benefit reduced by one quarter of one percent (1/4%) per payment for each full calendar month by which the first day of the month after his employment terminates precedes the Executive's attainment of age 65.

                           2.2.4 TERMINATION FOR CAUSE. No benefits shall be
payable hereunder with respect to the Executive if his employment is terminated by the Company for Cause.

                           2.2.5 DISABILITY. If the Executive's employment with
the Company or any Affiliate terminates on account of Disability, the Company shall pay the Executive a monthly benefit in an amount (computed using a Vesting Percentage of 100%) equal to (i) the product of his Final Average Pay and Benefit Percentage less (ii) his Qualified Pension Benefits. The benefit so determined shall be payable, without actuarial or other reduction to reflect commencement of payment before his Normal Retirement Date, beginning on the first date of the month next following the last month with respect to which the Executive is entitled to payments under the Company's long term disability plan (or, if earlier, such time as the Executive shall elect not to receive such payments) and ending with the payment for the month in which his death occurs or, if later, after the


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payment of 120 such payments. Any such payments made after the death of the
Executive shall be made (i) to the Execu tive's designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive's estate.

                           2.2.6 OTHER TERMINATION. Subject to Section 2.2.7,
and except as otherwise set forth in Sections 2.2.2, 2.2.3 or 2.2.5, if the Executive terminates his employment prior to his attainment of age 65, the Company will pay the Executive a monthly benefit starting on the date elected by the Executive, but no earlier than the first of the month after his attainment of age 55, and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments. Any such payments made after the death of the Executive shall be made (i) to the Executive's designated beneficiary, if any or (ii) if there is no desig nated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive's estate. Such monthly benefit shall be calculated and paid in accordance with Section 2.2.1 hereof, reduced by one quarter of one percent (1/4%) per payment for each full calendar month by which the benefit commencement date precedes the Executive's attainment of age 65.

                           2.2.7 OPTIONAL FORMS OF BENEFIT. In lieu of the form
of benefit prescribed in Section 2.2.1 and Section 2.2.6, the Executive may elect to receive his benefit hereunder, as soon as practicable following the date of his termination of employment, in a cash lump sum, the amount of which shall equal the actuarial present value of, in the case of Section 2.2.1, his Normal Retirement Benefit and, in the case of Section 2.2.6, the reduced monthly benefit he would have received thereunder. In lieu of the lump sum form of benefit prescribed in Sections 2.2.2. and 2.2.3, the Executive may elect to receive his benefit hereunder as a monthly benefit, computed under Section 2.2.1 and reduced by one quarter of one percent (1/4%) per payment for each full calendar month by which the benefit commencement date precedes the Executive's attainment of age 65, starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments. Any such payments made after the death of the Executive shall be made (i) to the Executive's designated beneficiary, if any or (ii) of there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive's estate. Any election to change to or from the lump sum form of benefit that is made by the Executive less than one year preceding the Executive's date of termination shall not be given effect; PROVIDED, HOWEVER, that the


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foregoing shall be inapplicable with respect to (i) any election made by the
Executive within 30 days of the date of this Agreement and (ii) any election with respect to the Executive's benefit under Section 2.2.2 to the extent such election is made at least 90 days prior to a Change in Control or at any time prior to the Company entering into an agreement the consummation or shareholder approval of which would constitute a Change in Control.

                  2.3 SPECIAL BENEFIT. If it shall be determined by a final administra tive decision of the Internal Revenue (which is not appealed by the Executive) or by a final decision of a court of competent jurisdiction (which is not appealed by the Executive) that the value of all or any part of any benefit contemplated by this Agreement is includable in the income of the Executive prior to the actual receipt of such benefit, the Company shall make a special payment to the Executive, in discharge of the actuarially equivalent value (based upon the actuarial factors in effect when benefits other than the benefit described in this Section 2.3 commence to be paid to the Executive hereunder) of any benefits otherwise due hereunder (and such other benefit shall be reduced to reflect the actuarial value of any such special payment made pursuant to this
Section 2.3), in an amount equal to the Executive's estimated federal, state and local income tax liabilities related to such inclusion and to the inclusion in income of such special payment. The Executive shall have no obligation to appeal any determination made by the Internal Revenue Service or the decision of any such court.

                  2.4 NO DUPLICATION. Except as provided in Section 2.3 hereof, in no event shall benefits become payable to the Executive under more than one Section of this Article II.


                                   ARTICLE III

                                SURVIVOR BENEFITS

                  3.1 POST-RETIREMENT SURVIVOR BENEFIT. Notwithstanding any provision hereof to the contrary, the Executive may elect, at any time prior to commencement of his benefits under Article II (and may revoke or modify any such election and/or make a new election, in each case at any time and from time to time prior to commencement of his benefits under Article II), to have his benefit paid in the from of a joint and survivor annuity pursuant to which (i) payment of the Execu tive's benefit will be made in accordance with Article II and (ii) if the Executive dies after payment of his benefits under Article II has


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started, the Company shall pay a monthly benefit to the Executive's designated beneficiary, starting on the first of the month immediately following the month in which the Executive dies or, if later, with the month immediately following the last month for which a payment is made to such beneficiary under Article II, and ending with the payment for the month in which the death of such designated beneficiary occurs. Such monthly benefit shall be an amount equal to 50% or 100%, as elected by the Executive, of the monthly benefit the Executive was receiving under the Agreement prior to his death. If the Executive makes such election, the benefit payable to the Executive under Article II hereof shall be reduced to reflect the actuarial equivalence of the additional Post-Retirement Survivor Benefit so elected by the Executive.

                  3.2 PRE-RETIREMENT SURVIVOR BENEFIT. Notwithstanding any provision hereof to the contrary, the Executive may elect at any time (and may revoke or modify any such election and/or make a new election, in each case at any time and from time to time prior to commencement of his benefits under
Article II) that, in the event the Executive dies before distribution of his benefits under Article II has started, the Company shall pay a monthly benefit to the Executive's designated beneficiary, starting on the first of the month immediately following the month in which the Executive dies, but in no event earlier than the date on which the Execu tive would have been eligible to commence receipt of his benefits under Article II had he terminated employment on the day immediately preceding his death, and ending with the payment for the month in which the death of such designated beneficiary occurs. Such monthly benefit shall be an amount equal to 50% or 100%, as elected by the Executive, of the monthly benefit the Executive would have received had he terminated employment on the day immediately preceding his death and commenced benefits on the date on which the benefit under this Section 3.2 commences. If the Executive makes such election, the benefit payable to the Executive under Article II hereof shall be reduced to reflect the actuarial equivalence of the additional Pre-Retirement Survivor Benefit so elected by the Executive.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 BINDING AGREEMENT. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's person or legal


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representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  4.2 NOTICE. Notices, elections, demands and all other communica tions provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand (or received by telecopy, telex or similar device) or mailed by United States certified or registered mail, return receipt re quested, postage prepaid, addressed as follows:

                  If to the Executive:

                           Mr.  David E Berges
                           c/o Hexcel Corporation
                           Two Stamford Plaza
                           281 Tresser Boulevard
                           Stamford, Connecticut  06901-3238

                  If to the Company:

                           Hexcel Corporation
                           Two Stamford Plaza
                           281 Tresser Boulevard
                           Stamford, Connecticut  06901-3238

                           Attn:  General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  4.3 GENERAL PROVISIONS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or


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representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

                  4.4 VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  4.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  4.6 ARBITRATION. Except as set forth in Section 4.9, any dispute or controversy arising under or in connection with this Agreement shall be settled in accordance with the provisions of Section 17 of the Employment Agreement, including the provisions for advancement of legal fees of the Executive.

                  4.7 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communica tions, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled and of no further force or effect.

                  4.8 NO RIGHT OF OFFSET. The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits (except as otherwise set forth in this Agreement), by offset against any amount owed or claimed to be owed by the Executive to the Company, or otherwise.

                  4.9 PROTECTIVE PROVISIONS. The Executive and the Company shall cooperate with each other by furnishing any and all information and computations reasonably requested by the other in order to determine the amounts payable hereun der or to facilitate the payment of benefits hereunder. If upon written request of the Company, the Executive shall, within ninety days thereof (180 days if the Executive is Disabled), if such


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information is reasonably available to the Executive, fail to comply with such a request for information, the Company may terminate any benefits otherwise payable under this Agreement.

                  4.10 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable by the Company except in connection with the sale or other disposition of all or substan tially all of the assets or business of the Company, whether by merger, consolidation or otherwise. The voluntary or involuntary assignment, encumbrance or alienation of any benefit hereunder or any interest therein, whether or not payable to the Execu tive, is not permitted and will not be recognized. Any such purported assignment, encumbrance or alienation, by operation of law or otherwise, shall be void. Subject to the provisions of applicable law, no payment of any benefit shall, prior to actual receipt thereof by the Executive or his designated beneficiary, be subject to garnish ment, attachment, execution, levy or other legal process for debts or for alimony or support of any spouse, former spouse or other relative.

                                      HEXCEL CORPORATION


                                      By: /s/ Ira J. Krakower
                                         ---------------------------------------
                                         Name:  Ira J. Krakower
                                         Title: Senior Vice President


                                       /s/ David E. Berges
                                      ------------------------------------------
                                      David E. Berges



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                                TABLE OF CONTENTS


ARTICLE I
DEFINITIONS..................................................................1
         1.1      Actuarial Equivalence......................................1
         1.2      Affiliate..................................................2
         1.3      Board......................................................2
         1.4      Cause......................................................2
         1.5      Change in Control..........................................2
         1.6      Code.......................................................4
         1.7      Company....................................................4
         1.8      Continuous Service.........................................4
         1.9      Disability.................................................4
         1.10     Employment Agreement.......................................5
         1.11     Good Reason................................................5
         1.12     Normal Retirement Benefit..................................5
         1.13     Normal Retirement Date.....................................5
         1.14     Termination of Employment..................................5

ARTICLE II
RETIREMENT BENEFITS..........................................................6
         2.1      In General.................................................6
         2.2      Payment of Benefits........................................7
         2.3      Special Benefit............................................9
         2.4      No Duplication............................................10

ARTICLE III
SURVIVOR BENEFITS...........................................................10
         3.1      Post-Retirement Survivor Benefit..........................10
         3.2      Pre-Retirement Survivor Benefit...........................10



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ARTICLE IV
MISCELLANEOUS...............................................................11
         4.1      Binding Agreement.........................................11
         4.2      Notice....................................................11
         4.3      General Provisions........................................12
         4.4      Validity..................................................12
         4.5      Counterparts..............................................12
         4.6      Arbitration...............................................12
         4.7      Entire Agreement..........................................12
         4.8      No Right of Offset........................................13
         4.9      Protective Provisions.....................................13
         4.10     Assignment................................................13







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